Exhibit 3.29

ARTICLES OF INCORPORATION of FOUNDATION ADMINISTRATIVE SERVICES, INC.

The undersigned, acting as the incorporators of a corporation under Chapter I of Title 10, Arizona Revised Statutes, adopts the following Articles of Incorporation for such corporation.

FIRST: The name of the corporation is FOUNDATION ADMINISTRATIVE SERVICES, INC.

SECOND: The purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time. The character of business which the corporation initially intends actually to conduct in the State of Arizona will be administrative services for the benefit of operating companies of the Baptist Foundation of Arizona.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) of One Dollar ($1.00) par value common stock.

FOURTH: The name and address of the initial statutory agent of the corporation is WILLIAM P. CROTTS, 300 West Osborn Road, Suite 100, Phoenix, Arizona 85013. The address of the initial known place of business of the corporation is 300 West Osborn Road, Suite 100, Phoenix, Arizona 85013.

FIFTH: The number of directors constituting the initial board of directors of the corporation is twenty-one (21). The names and addresses of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors be elected and qualified are:

NAME	ADDRESS

CLINTON BRAY	11135 West Palmeras Drive
Sun City, Arizona 85373

GINGER CARTER	2301 East Orangewood Avenue
Phoenix, Arizona 85020

DAVID CHAN	Tucson Chinese Baptist Church
1159 East Mabel
Tucson, Arizona 85719

REX COLLINS	509 West Moon Valley
Phoenix, Arizona 85023

TRUMAN COOK	10314 Burns Drive
Sun City, Arizona 85351

DORRIS CUNNINGHAM	2540 North 29th Avenue
Phoenix, Arizona 85009

WALLIS FLEMING	5950 West Missouri, #8 Glendale, Arizona 85301

DWAIN HOOVER	211 West Kaler Drive Phoenix, Arizona 85021

TROY JONES	3312 East Berridge Lane Paradise Valley, Arizona 85253

ALAN KUHN	2652 South Los Altos Mesa, Arizona 85202

ROGER LAUBE	649 Filaree Drive Prescott, Arizona 86301

WILLIAM LENO	Post Office Box 113 Mesa, Arizona 85201

JOE MAY	1849 West Chapella Tucson, Arizona 85704

JACK MECK	Route 1, Box 72 Buckeye, Arizona 85326

GARY NAYLOR	North Phoenix Baptist Church 5757 North Central Avenue Phoenix, Arizona 85012

GENE PUCKETT	Post Office Box 129 Young, Arizona 85554

JULIAN RAY	Post Office Box 37943 Phoenix, Arizona 85069

LeROY STEVENS	6541 North 41st Avenue Phoenix, Arizona 85019

WILLIAM L. STONE	Post Office Box 430 Litchfield Park, Arizona 85340

EUGENE VIRT	First Baptist Church 11019 West Peoria Avenue Sun City, Arizona 85351

TRUMAN WEBB	Post Office Box 37 Coolidge, Arizona 85228

SIXTH: The names and addresses of the incorporators are:

NAME	ADDRESS

TROY JONES	3312 East Berridge Lane Paradise Valley, Arizona 85253

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DWAIN HOOVER	211 West Kaler Drive Phoenix, Arizona 85021

JOE MAY	1849 West Chapalla Tucson, Arizona 85704

DATED: December 5, 1985.

TROY JONES

DWAIN HOOVER

JOE MAY

“Incorporators”

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December 2, 1985

Arizona Corporation Commission

Incorporating Division

1210 West Washington

Phoenix, Arizona 85007

Re:	FOUNDATION ADMINISTRATIVE SERVICES, INC.

Gentlemen:

I, WILLIAM P. CROTTS, having been designated to act as Statutory Agent for the above-referenced corporation, hereby consent to act in that capacity until renewal or resignation is submitted in accordance with Arizona Revised Statutes.

Very truly yours,

WILLIAM P. CROTTS

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ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FOUNDATION ADMINISTRATIVE SERVICES, INC.

an Arizona corporation

Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is:

FOUNDATION ADMINISTRATIVE SERVICES, INC.

an Arizona corporation

SECOND: The document attached hereto as Exhibit “A” sets forth the amendments to the Articles of Incorporation which were adopted by the Shareholders of the Corporation on July 31, 1991 in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was 10,030 shares, and the number of shares entitled to vote on the Amendment was 10,030 shares.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

CLASS OR SERIES	NUMBER OF SHARES
Common	10,030

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FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such Amendment, respectively, was:

CLASS OR SERIES	NUMBER FOR	NUMBER AGAINST
Common	10,030	None

DATED: August 8, 1991

FOUNDATION ADMINISTRATIVE SERVICES, INC., an Arizona corporation

By
William P. Crotts President

ATTEST:

Thomas D. Grabinski, Secretary

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EXHIBIT A

AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

FOUNDATION ADMINISTRATIVE SERVICES, INC.

an Arizona corporation

1.	The following paragraphs, SEVENTH and EIGHTH, are additions to the Articles of Incorporation of this Corporation:

SEVENTH: (a) The Corporation shall indemnify, to the extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees actually and reasonably incurred by him in connection therewith).

(d) Any indemnification under paragraphs (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the members.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of this Article upon receipt of an undertaking by or on behalf for the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

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(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of members or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH: The Directors of the Corporation shall have no liability for damages to the Corporation or its members unless the actions of the Director or Directors were not in good faith, involved intentional misconduct or a knowing violation of law, or are of such a nature and character that the law does not permit a limit on the Director’s liability.

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STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

FOUNDATION ADMINISTRATIVE SERVICES, INC.

Foundation Administrative Services, Inc. has adopted the following Articles of Amendment to its Articles of Incorporation in accordance with section 10-1006 of the Arizona Revised Statutes.

FIRST: The name of the corporation is Foundation Administrative Services, Inc. (the “Corporation”).

SECOND: Paragraph FIFTH of the Amended and Restated Articles of Incorporation is amended to read as follows:

“FIFTH: The name of the corporation is Shea Homes Southwest, Inc.”

THIRD: Paragraph EIGHTH of the Amended and Restated Articles of Incorporation is amended is read as follows:

“EIGHTH: The name and address of the statutory agent of the corporation is Steven L. Lisker, Esq., c/o Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406. The address of the initial known place of business of the corporation is 8800 North Gainey Center Drive, Suite 350, Scottsdale, Arizona 85258.”

FOURTH: The foregoing amendment to the Articles of Incorporation of the Corporation was duly adopted by its shareholders and Board of Directors on January 22, 2001.

FIFTH: The number of shares of the Corporation outstanding at the time of such adopted was 100; and the number of shares entitled to vote thereon was 100.

SIXTH: The shares of the corporation’s common stock entitled to vote were voted in favor of or against the amendment, as follows:

For	Against
100	None

SEVENTH: The amendment does not provide for an exchange, reclassification or cancellation of the issued shares of the Corporation.

EIGHT: The amendment does not affect the stated capital of the Corporation.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment as of the 22 day of January, 2001.

FOUNDATION ADMINISTRATIVE SERVICES, INC.

By
James G. Shontere, Secretary

291567

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LETTER OF CONSENT

The undersigned hereby consents to act as the Statutory Agent for Shea Homes Southwest, Inc., an Arizona corporation.

DATED this 22 day of January, 2001.

Steven L. Lisker, Esq.

Mailing Address:	Steven L. Lisker, Esq. Bryan Cave LLP Two North Central Avenue Suite 2200 Phoenix, Arizona 85004-4406 Telephone: (602) 364-7000

291567

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AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FOUNDATION ADMINISTRATIVE SERVICES, INC.

an Arizona corporation

Foundation Administrative Services, Inc., a corporation organized and existing under the laws of the State of Arizona (the “Corporation”) hereby certifies as follows:

FIRST: The name of the Corporation is Foundation Administrative Services, Inc. The date of the filing of its original Articles of Incorporation with the Arizona. Corporation Commission was December 11, 1985 (the “Original Articles of Incorporation”). The name under which the Corporation filed its Original Articles of Incorporation was Foundation Administrative Services, Inc.

SECOND: These Amended and Restated Articles of Incorporation amend, restate and integrate the provisions of the Original Articles of Incorporation of the Corporation, in accordance with the applicable provisions of Section 10-1008 of the General Corporation Law of the State of Arizona, as it may be amended from time to time.

THIRD: These Amended and Restated Articles of Incorporation were approved by the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”) pursuant to that certain Confirmation Order, dated December 22, 2000 (the “Confirmation Order”) which also approved the “First Amended Joint Liquidating Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code,” dated September 25, 2000 (the “Plan”) relating to In re Baptist Foundation of Arizona, an Arizona nonprofit corporation; Arizona Southern Baptist New Church Ventures. Inc., an Arizona nonprofit corporation; A.L.O., Inc., an Arizona corporation; E.V.I.G., Inc., an Arizona corporation, et al., as Debtors, jointly administered under case number 99-13275-ECF-GBN (the “Bankruptcy Case”).

FOURTH: The Bankruptcy Court had jurisdiction over the Bankruptcy Case pursuant to 28 U.S.C. §§ 157 and 1334.

FIFTH: The name of the Corporation shall remain Foundation Administrative Services, Inc.

SIXTH: The purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

SEVENTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) of One Dollar ($1.00) par value. Such shares may be issued in such classes or series as the Directors of the Corporation see fit. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series or class may differ from those of any and all other series or classes of shares at any time outstanding, and the Directors of the Corporation are hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series or class to the fullest extent permitted by law.

EIGHTH: The name and address of the statutory agent of the corporation is Andrew Service Corporation of Arizona, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004. The address of the initial known place of business of the corporation is 1313 East Osborn Road, Suite 250, Phoenix, Arizona 85014.

NINTH: The number of directors constituting the board of directors of the corporation shall be not less than one (1) nor more than nine (9). The name and address of the person who is to serve as a director until his successor is elected and qualified is:

NAME	ADDRESS
Clifton R. Jessup, Jr.	1313 East Osborn Road, Suite 250 Phoenix, Arizona 85014

TENTH: (a) The Corporation shall indemnify, to the extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect, of any claim, issue or matter as to which such person shall have been, adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to paragraphs (a) and (b) of this Article, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees actually and reasonably incurred by him in connection therewith).

(d) Any indemnification under paragraphs (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the members.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of this Article upon receipt of an undertaking by or on behalf for the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of members or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Notwithstanding any other provision of this Article Tenth to the contrary, the Corporation shall not indemnify, and shall have no obligation to indemnify, any person, reimburse any person for, or pay to or on behalf of any person, including any person who is a director, officer, employee or agent of the Corporation or any other entity, any amounts whatsoever or for any reason whatsoever, relating to any claim, action, suit or other liability (whether liquidated, contingent or otherwise) against such person arising on or prior to the date of the later to occur of (a) the date of these Amended and Restated Articles of Incorporation or (b) the consummation of the transactions contemplated by that certain Acquisition Agreement dated September 7, 2000, originally by and among Baptist Foundation of Arizona, Inc.; Foundation Administrative Services, Inc.; ALO, Inc.; ALO Pleasant Point, Inc.; Pleasant Point, LLC; and Shea Homes, Inc.

ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following; (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders; (c) a violation of section 10-833 of the Arizona Revised Statutes or any successor statute; or (d) an intentional violation of criminal law. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term or terms of office, and no amendment or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Dated: January 22, 2001	FOUNDATION ADMINISTRATIVE SERVICES, INC.

	By:	The Restructuring Committee of Baptist Foundation of Arizona, on behalf of Foundation Administrative Services, Inc.

	By:	/s/ Mark A. Roberts
Mark A. Roberts Member of Committee

ACCEPTANCE OF APPOINTMENT AS STATUTORY AGENT

Andrew Service Corporation of Arizona, an Arizona corporation, having been designated to act as Statutory Agent for Foundation Administrative Services, Inc., hereby consents to act in that capacity until removed or its resignation is submitted.

Dated: January 22, 2001

ANDREW SERVICE CORPORATION OF ARIZONA, an Arizona corporation

By:	Norman C. Storey
Its:	President

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, et al.,	)	Case Nos. 99-13275-ECF-GBN through
	)	99-13364-ECF-RTB
Debtors.	)
	)	All Cases Jointly Administered Under Case
	)	No. 99-13275-ECF-GBN

ORDER CONFIRMING FIRST AMENDED JOINT LIQUIDATING PLAN OF

REORGANIZATION

A. BACKGROUND AND PROCEDURAL HISTORY

1. BAPTIST FOUNDATION OF ARIZONA (“BFA”), together with certain of its subsidiaries and affiliates (collectively with BFA, the “Debtors”) as debtors and debtor-in-possession in these Chapter 11 cases filed with the Court on September 25, 2000 the “Disclosure Statement Concerning the First Amended Liquidating Plan of Reorganization” and “Disclosure Statement Summary” (collectively, the “Disclosure Statement”). The Court approved the Disclosure Statement at a hearing conducted on September 20, 2000.

2. Also on September 8, 2000, the Debtors, the Official Unsecured Creditors Committee (“UCC”), and the Official Collateralized Investors Committee (“CIC” and together with the UCC, the “Committees”) jointly filed the “First Amended Joint Liquidating plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code” (the “Plan”) (as amended, modified, and supplemented, the “Plan”), which is incorporated into this Order by this reference. Unless otherwise defined below, capitalized terms used in this Order retain the definitions given to them in the Plan.

3. Starting on November 14, 2000, and ending on November 16, 2000, the Court conducted a hearing (the “Confirmation Hearing”) to consider the confirmation of the Plan and

16. The Liquidating Trust Agreement, Amended and Restated Articles of Incorporation for Foundation Administrative Services, Inc., Amended and Restated By-Laws of Foundation Administrative Services, Inc., Articles of Organization of New Asset Subsidiary, L.L.C., Operating Agreement of New Asset Subsidiary, L.L.C., any and all agreements as they relate to the FAS Purchase Agreement and Shea Acquisition Agreement as previously approved by the Pleasant Point Sale Order are APPROVED and may be executed and implemented by the Liquidating Trust as of or after the Effective Date. Nothing in this Confirmation Order shall affect any provision of the Pleasant Point Sale Order, including but not limited to the discharge and injunction provisions of Paragraph 5 of the Pleasant Point Sale Order and the indemnity provisions described in Paragraph 7 of the Pleasant Point Sale Order. If any provision of this Confirmation Order is inconsistent with or conflicts with any provision of the Pleasant Point Sale Order, the terms of the Pleasant Point Sale Order shall control; provided, however, that the Debtors and Shea (as defined in the Pleasant Point Sale Order) shall have the right by mutual agreement to extend the deadline for closing the transactions that are the subject matter of the Pleasant Point Sale Order.

17. This Court’s retention of jurisdiction as set forth in Article 14 of the Plan is APPROVED. Such retention of jurisdiction does not affect the finality of this Confirmation Order, which the Court now expressly directs the Clerk of the Bankruptcy Court to enter immediately.

18. In accordance with Section 151 of the Plan, the Debtors and the Committees are authorized at any time before or on the Effective Date to make non-material changes to any document necessary to implement the Plan, including but not limited to clarifications, typographical edits, grammatical edits, and changes intended to ensure that a document is

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29. It is further ordered, adjudged and decreed that the relief requested by Marshall Group’s Motion for Order Confirming Interpretation of Letter Agreement Among Counsel, as proposed in Marshall Group’s proposed order lodged therewith at page 4, lines 14 through 19, and at page 5, lines 1 through 5, shall be considered as to the Debtors, the Liquidating Trustee, and their various counsel, at the currently-scheduled 4 December 2000 hearing. All parties reserve all rights and arguments on those issues;

30. It is further ordered, adjudged and decreed that the relief requested by Marshall Group’s Motion for Order Confirming Interpretation of Letter Agreement Among Counsel as against putative class counsel shall be considered as to such putative class counsel at the Currently-scheduled 4 December 2000 hearing Neither the Debtors, nor the Liquidating Trustee, nor any attorney representing the Debtors or the Liquidating Trustee, shall oppose any such relief as requested against such putative class counsel;

31. It is further ordered, adjudged and decreed that unpaid principal and accrued interest as of the Petition Date an account of Investor Claims and Investor Debt Securities are not included in Class 8 (Debt Securities Claims), which Class 8 claims are subordinated pursuant to the Plan and Bankruptcy Code Section 510, and

32. It is further ordered, adjudged and decreed that nothing set forth in the Plan or the Confirmation Order, or the confirmation and effectiveness of the Plan, shall impair or otherwise affect the rights of the holder of any Investment Debt Security or Related Investor Claim as against any other Person that is not an “Exculpated Party” (as such term is defined in the Plan).

Dated   December 22, 2000

The Honorable George B. Nielsen, Jr Chief United States Bankruptcy Judge

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SQUIRE, SANDERS & DEMPSEY LLP.

Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004-4498
Office: –1.602.528.4000
Fax: +1.602.253.8129

Direct Dial: +1.602.528.4168
LWatson@ssd.com
Admitted in California Only

January 26, 2001

VIA FACSIMILE

Steven L. Lisker, Esq

BRYAN CAVE LLP

Two North Central Avenue, Suite 2200

Phoenix. AZ 85004-4406

Re:	Baptist Foundation Of Arizona, Chapter II Bankruptcy Cases, No. 99-13275-

ECF-GBN (Jointly Administered)

Dear Steve:

As you know Square, Sanders & Dempsey L.L.P. has served as counsel for the Baptist Foundation of Arizona and certain of its subsidiaries and affiliates (collectively, the “Debtors”) throughout each of their respective bankruptcy cases. It is my understanding that the Arizona Corporation Commission has requested documentation of the approval of the Court granting Mark A. Roberts the authority to sign documents on behalf of the debtor entity Foundation Administrative Services. Inc. (“FAS”).

Attached you will find several documents which grant Mr. Roberts, as a member of the Restructuring Committee, the necessary authority to sign all necessary documents on behalf of FAS. The first document is a copy of the Court’s docket indicating that the FAS petition was filed on November 9, 1999 and assigned the case number 99-13279-GBN. The second document is a copy of the “Order Authorizing And Directing (1) Joint Administration; (2) Transfer Of Assignment Of Cases To One Judge; And (3) Use Of A Consolidated Caption” (the “Joint Administration Order”). This Joint Administration Order consolidated all of the individual debtor entities’ cases under one order and made each debtor entity subject to each administrative order subsequently entered by the Court (see Docket number 3)

The third attached document is the “Emergency Motion Approving Certain Corporate Governance Provisions Regarding The Restructuring Committee For The Companies” that was filed with the Court on November 9, 1999 (the “Corporate Governance Motion”). This Corporate Governance Motion requested the Court to enter an administrative order to approve the Restructuring Committee, its members (which included Mr. Roberts), and the attached By-Laws of the Restructuring Committee

SQUIRE, SANDERS & DEMPSEY LLP.

Steven Lisker, Esq.

January 26, 2001

authorizing members of the Restructuring Committee to sign and enter into agreements on behalf of the jointly administered debtor entities, of which necessarily included FAS. The Fourth attached document is the Court’s administrative order granting the relief requested in the Corporate Governance Motion including the approval of the members of the Restructuring Committee and the By-Laws.

The Fifth attached document is the relevant pages of the “Debtors’ Disclosure Statement Concerning The First Amended Joint Liquidating Plan Of Reorganization” (the “Disclosure Statement”) describing the Corporate Governance Motion, the authority of the Restructuring Committee, and Mr. Roberts’ background as a member of the Restructuring Committee. The Sixth and final document is the Court’s order approving the Disclosure Statement on September 29, 2000.

Pursuant to the authority granted under each of the above identified documents Mr. Roberts, as a duty recognized member of the Restructuring Committee, has repeatedly signed documents that have been necessary to effect transactions for all of the jointly administered debtor entities including FAS.

Mr. Roberts has all necessary authority to sign on behalf of all the debtor entities, including FAS, as a member of the Restructuring Committee. This is clearly supported by the above pleadings, the above mentioned Orders of the Court, the court approved By Laws of the Restructuring Committee, and the numerous transactions previously entered into by Mr. Roberts as a member of the Restructuring Committee and approved by the Court in these cases.

If you have any questions or concerns related to this matter please do not hesitate to contact me.

Best regards,

Larry L. Watson

Copy	Elizabeth Amorosi, Office of the United States Trustee

Craig D. Hansen, Esq.

Clifton R. Jessup, Esq.

Mark A. Roberts

U.S Bankruptey Court

District of Arizona

Cases Filed Report

Case No. Office Closed	TP	Cls	Case Title	Dates
99-13275-GBN Office: 2	bk	11	BAPTIST FOUNDATION OF ARIZONA, INC.	Filed:11/09/1999
99-00786-GBN Office: 2	ap		BAPTIST FOUNDATION OF ARIZONA, INC. v.JAMES F. COOK FAMILY TRUST et al	Filed: 11/09/1999
99-13276-GBN Office: 2	bk	11	FOUNDATION POOL MANAGEMENT INC.	Filed: 11/09/1999
99-13277-GBN Office: 2	bk	11	FOUNDATION ASSET MANAGEMENT, INC.	Filed: 11/09/1999
99-13278-GBN Office: 2	bk	11	THE FOUNDATION COMPANIES, INC.	Filed: 11/09/1999
99-13279-GBN Office: 2	bk	11	FOUNDATION ADMINISTRATIVE SERVICES, INC.	Filed: 11/09/1999
99-13280-GBN Office: 2	bk	11	CHRISTIAN INVESTMENT SERVICES, INC.	Filed: 11/09/1999
99-13281-GBN Office: 2	bk	11	FOUNDAxTION HOLDINGS, INC.	Filed: 11/09/1999
99-13282-GBN Office: 2	bk	11	FOUNDATION CAPITAL MANAGEMENT, INC.	Filed: 11/09/1999
99-13283-GBN Office: 2	bk	11	FOUNDATION MORTGAGE CORPORATION	Filed: 11/09/1999
99-13284-GBN Office: 2	bk	11	BAPTIST FOUNDATION CREDIT CORPORATION	Filed: 11/09/1999
99-13285-GBN Office: 2	bk	11	FOUNDATION INVESTMENT ADVISORS, INC.	Filed: 11/09/1999
99-13286-GBN Office: 2	bk	11	SUMMIT ASSET MANAGEMENT CORPORATION	Filed: 11/09/1999
99-13287-GBN Office: 2	bk	11	FOUNDATION CONSULTING, INC.	Filed: 11/09/1999
99-13288-GBN Office: 2	bk	11	THE PARK AT JUNIPER RIDGE, INC.	Filed: 11/09/1999
99-13289-GBN Office: 2	bk	11	FOUNDATION INVESTMENT, INC.	Filed: 11/09/1999
99-13290-GBN Office: 2	bk	11	MINISTRY RESOURCE CORPORATION	Filed: 11/09/1999
99-13291-GBN Office: 2	bk	11	BFCC I, INC.	Filed: 11/09/1999

99-13292-GBN	bk	11	FOUNDATION SOUTHWINDS, INC.	Filed: 11/09/1999
Office: 2
99-13293-GBN	bk	11	SOUTHWINDS MARINA, L.L.C.	Filed: 11/09/1999
Office: 2
99-13294-GBN	bk	11	GUAM HOLDING CORPORATION	Filed: 11/09/1999
Office: 2
99-13295-GBN	bk	11	FOUNDATION HAULOVER, INC.	Filed: 11/09/1999
Office: 2
99-13296-GBN	bk	11	THE INN AT TONOPAH, INC.	Filed: 11/09/1999
Office: 2
99-13297-GBN	bk	11	FOUNDATION SURPRISE CENTER, INC.	Filed: 11/09/1999
Office: 2
99-13298-GBN	bk	11	FOUNDATION MARINA ENTERPRISES, INC.	Filed: 11/09/1999
Office: 2
99-13299-GBN	bk	11	FOUNDATION PROPERTY INVESTORS, INC.	Filed: 11/09/1999
Office: 2
99-13300-GBN	bk	11	FOUNDATION INSURANCE CO., LTD (CAYMAN)	Filed: 11/09/1999
Office: 2
99-13301-GBN	bk	11	FOUNDATION LEASING CORPORATION	Filed: 11/09/1999
Office: 2
99-13302-GBN	bk	11	FOUNDATION COBBLESTONE CORPORATION	Filed: 11/09/1999
Office: 2
99-13303-GBN	bk	11	FOUNDATION SOUTHWEST LAND EXCHANGE, INC.	Filed: 11/09/1999
Office: 2
99-13304-GBN	bk	11	FOUNDATION PONDEROSA TRAILS CORPORATION	Filed: 11/09/1999
Office: 2
99-13305-GBN	bk	11	FOUNDATION HIDDEN SPRINGS, INC.	Filed: 11/09/1999
Office: 2
99-13306-GBN	bk	11	FOUNDATION KING ISLAND, INC.	Filed: 11/09/1999
Office: 2
99-13307-GBN	bk	11	FOUNDATION DEVELOPMENT ALABAMA, INC.	Filed: 11/09/1999
Office: 2
99-13308-GBN	bk	11	SUNSET POINT DEVELOPER, L.L.C.	Filed: 11/09/1999
Office: 2
99-13309-GBN	bk	11	FOUNDATION ALABAMA INVESTORS, INC.	Filed: 11/09/1999
Office: 2
99-13310-GBN Office: 2	bk	11	ARIZONA SOUTHERN BAPTIST NEW CHURCH VENTURES, INC.	Filed: 11/09/1999
99-13311-GBN	bk	11	CFP PROPERTIES, INC.	Filed: 11/09/1999
Office: 2
99-13312-GBN	bk	11	CHRISTIAN FINANCIAL PARTNERS, INC.	Filed: 11/09/1999
Office: 2

99-13313-GBN Office: 2	bk	11	CHRISTIAN ASSET MANAGEMENT, INC.	Filed: 11/09/1999
99-13314-GBN Office: 2	bk	11	VALLEY ASSET MANAGEMENT, INC.	Filed: 11/09/1999
99-13315-GBN Office: 2	bk	11	NEW CHURCH VENTURES PROPERTIES, INC.	Filed: 11/09/1999
99-13316-GBN Office: 2	bk	11	NEW CHURCH VENTURES CREDIT CORPORATION	Filed: 11/09/1999
99-13317-GBN Office: 2	bk	11	VENTURE MEDIA SERVICES, INC.	Filed: 11/09/1999
99-13318-GBN Office: 2	bk	11	MCF CORPORATION	Filed: 11/09/1999
99-13319-GBN Office: 2	bk	11	MCF HOUSING DEVELOPMENT, INC.	Filed: 11/09/1999
99-13320-GBN Office: 2	bk	11	ASC SAN ANTONIO VENTURE I	Filed: 11/09/1999
99-13321-GBN Office: 2	bk	11	A.L.O., INC.	Filed: 11/09/1999

Case No. Office Closed	TP	Ch	Case Title	Dates
99-13322-GBN Office: 2	bk	11	S.C.S.C., INC.	Filed: 11/09/1999
99-13323-GBN Office: 2	bk	11	ARIZONA RETAIL SHOPPING CENTERS, INC.	Filed: 11/09/1999
99-13324-GBN Office: 2	bk	11	FIRST MORTGAGE ACCEPTANCE CORPORATION	Filed: 11/09/1999
99-13325-GBN Office: 2	bk	11	NORTHWOOD PARK, INC.	Filed: 11/09/1999
99-13326-GBN Office: 2	bk	11	ALBUQUERQUE GARAGE, INC.	Filed: 11/09/1999
99-13327-GBN Office: 2	bk	11	ALBUQUERQUE TOWER, INC.	Filed: 11/09/1999
99-13328-GBN Office: 2	bk	11	SELECT TRADING GROUP, INC.	Filed: 11/09/1999
99-13329-GBN Office: 2	bk	11	NORTHWOOD PARK ALABAMA, INC.	Filed: 11/09/1999
99-13330-GBN Office: 2	bk	11	FIRST ACCEPTANCE CORPORATION	Filed: 11/09/1999
99-13331-GBN Office: 2	bk	11	HFD, INC.	Filed: 11/09/1999
99-13332-GBN Office: 2	bk	11	ALO PLEASANT POINT, INC.	Filed: 11/09/1999

99-13333-GBN Office: 2	bk	11	LEEWARD HOLDINGS, INC.	Filed: 11/09/1999
99-13334-GBN Office: 2	bk	11	VALLEY REAL ESTATE OPPORTUNITIES, INC.	Filed: 11/09/1999
99-13335-GBN Office: 2	bk	11	FMC HOLDING CORPORATION	Filed: 11/09/1999
99-13336-GBN Office: 2	bk	11	STILL WATERS LAND COMPANY, INC.	Filed: 11/09/1999
99-13337-GBN Office: 2	bk	11	SUNSET POINT DEVELOPER, L.L.C.	Filed: 11/09/1999
99-13338-GBN Office: 2	bk	11	STILL WATERS DEVELOPMENT COMPANY, L.P.	Filed: 11/09/1999
99-13339-GBN Office: 2	bk	11	STILL WATERS MANAGEMENT COMPANY, INC.	Filed: 11/09/1999
99-13340-GBN Office: 2	bk	11	IRONWOOD APARTMENTS, INC.	Filed: 11/09/1999
99-13341-GBN Office: 2	bk	11	AMERICAN HOMEBUYERS, INC.	Filed: 11/09/1999
99-13342-GBN Office: 2	bk	11	DESERT HOLDINGS, INC.	Filed: 11/09/1999
99-13343-GBN Office: 2	bk	11	WESCO REALTY CORPORATION	Filed: 11/09/1999
99-13344-GBN Office: 2	bk	11	SUN BAR HEADQUARTERS RANCH, INC.	Filed: 11/09/1999
99-13345-GBN Office: 2	bk	11	WEST PHOENIX ESTATES, INC.	Filed: 11/09/1999
99-13346-GBN Office: 2	bk	11	RELIABLE INVESTMENTS, INC.	Filed: 11/09/1999
99-13347-GBN Office: 2	bk	11	SADDLE MOUNTAIN RV PARK, INC.	Filed: 11/09/1999
99-13348-GBN Office: 2	bk	11	EQUITY CAPITAL INVESTORS, INC.	Filed: 11/09/1999
99-13349-GBN Office: 2	bk	11	DESERT SKY RANCHES, INC.	Filed: 11/09/1999
99-13350-GBN Office: 2	bk	11	POLYPROPERTIES, INC.	Filed: 11/09/1999
99-13351-GBN Office: 2	bk	11	WEST VALLEY RANCHES, INC.	Filed: 11/09/1999
99-13352-GBN Office: 2	bk	11	LA PAZ CAPITAL INVESTMENT, INC.	Filed: 11/09/1999
99-13353-GBN Office: 2	bk	11	PORT PERRY MARKETING CORP.	Filed: 11/09/1999
99-13354-GBN	bk	11	THEATRE LEASING INC.	Filed: 11/09/1999
Office: 2

99-13355-GBN Office: 2	bk	11	NEW MEXICO PARKING CORP.	Filed: 11/09/1999
99-13356-GBN Office: 2	bk	11	POLYPROPERTIES (GUAM), INC.	Filed: 11/09/1999
99-13357-GBN Office: 2	bk	11	SHOW LOW COUNTRY CLUB	Filed: 11/09/1999
99-13358-GBN Office: 2	bk	11	BARRIGADA EQUITIES, INC.	Filed: 11/09/1999
99-13359-GBN Office: 2	bk	11	TAMUNIG CAPITAL INVESTMENT, INC.	Filed: 11/09/1999
99-13360-GBN Office: 2	bk	11	MARINE DRIVE CAPITAL INVESTMENT, INC.	Filed: 11/09/1999
99-13361-GBN Office: 2	bk	11	E.V.I.G., INC.	Filed: 11/09/1999
99-13362-GBN Office: 2	bk	11	H & S CAPITAL INVESTMENT, INC.	Filed: 11/09/1999
99-13363-GBN Office: 2	bk	11	MICRONESIAN LEASEHOLD CORPORATION	Filed: 11/09/1999
99-13364-GBN Office: 2	bk	11	SANTA FE TRAIL RANCH II, INC.	Filed: 11/09/1999
00-00104-GBN Office: 2	ap		BAPTIST FOUNDATION OF ARIZONA, INC. et al v. HOOVER et al	Filed: 02/15/2000
00-00113-GBN Office: 2	ap		BAPTIST FOUNDATION OF ARIZONA, INC. et al v. FRIEND et al	Filed: 02/18/2000
00-00171-GBN Office: 2	ap		GRANT et al v. ARTHUR ANDERSON LLP et al	Filed: 03/17/2000
00-00231-GBN Office: 2	ap		BAPTIST FOUNDATION OF ARIZONA, INC. v. WESTREC SOUTHWINDS, INC.	Filed: 04/13/2000
00-00233-GBN Office: 2	ap		ADVENT FINANCIAL SERVICES, L.L.C. v. THE FOUNDATION COMPANIES, INC. et al	Filed: 04/14/2000
00-00357-GBN Office: 2	ap		BFCC I, INC, v. TEGA CAY PROPERTIES, LLC	Filed: 06/14/2000
00-00420-GBN Office: 2	ap		BAPTIST FOUNDATION OF ARIZONA, INC, et al v. CARLSON et al Lead BK 99-13275 BAPTIST FOUNDATION OF ARIZONA, INC. Chapter: 11	Filed: 07/14/2000
00-00772-GBN Office:2	ap		CHRISTIAN UNIVERSITY ACQUISITIONS. INC, et al v. BAPTIST FOUNDATION OF ARIZONA, INC.	Filed: 11/14/2000

00-05873-GBN Office: 2	bk	11	TEGA CAY COMMUNITIES, L.L.C.	Filed: 06/01/2000
00-05874-GBN Office: 2	bk	11	TEGA CAY CLUB, L.L.C.	Filed: 06/01/2000
00-10051-GBN Office: 2	bk	11	FOUNDATION STILL WATERS, INC.	Filed: 09/15/2000
00-10290-GBN Office: 2	bk	11	PLEASANT POINT, LLC	Filed: 09/21/2000
00-11966-GBN Office: 2	bk	11	NMK, INC.,	Filed: 11/01/2000

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, INC.,	)	Case No. 99-13275, through 99-13364
an Arizona nonprofit 501(c)(3) corporation, et al.,	)
	)	All Cases Jointly Administered Under Case
	)	No. 99-13275
Debtors.	)
	)	ORDER AUTHORIZING AND DIRECTING
	)	(1) JOINT ADMINISTRATION; (2)
	)	TRANSFER OF ASSIGNMENT OF CASES
	)	TO ONE JUDGE; AND (3) USE OF A
	)	CONSOLIDATED CAPTION
)
)
)
)

THIS MATTER came before the Court pursuant to the “Emergency Ex-Parte Motion for an Order Authorizing and Directing: (1) Joint Administration: (2) Transfer of Assignment of Cases to One Judge: and (3) Use of a Consolidated Caption” (the “Motion”), filed on November 9, 1999 by the above captioned debtors and debtors-in-possession (the “Companies”). Based upon the Motion, the “Affidavit of Joe Panter in Support of Chapter 11 Petitions and First Day Motions;” and this Court having determined that the relief requested in the Motion is in the best interest of the Companies, their estates, their creditors, and other parties-in-interest; and it appearing that proper and adequate notice having been given and no other or further notice is necessary; and upon the record of these Chapter 11 cases; and after due deliberation thereon; and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED as follows:

1. The Motion shall be, and hereby is, APPROVED.

2. The bankruptcy proceedings of the following ninety (90) entities shall be jointly administered by the Court.

1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. 15. 16. 17. 18. 19. 20. 21. 22. 23. 24. 25. 26. 27. 28. 29. 30. 31. 32. 33. 34. 35.

Baptist Foundation of Arizona

Foundation Pool Management

Foundation Asset Management, Inc.

The Foundation Companies, Inc.

Foundation Administrative Services, Inc.

Christian Investment Services, Inc.

Foundation Holdings, Inc.

Foundation Capital Management, Inc.

Foundation Mortgage Corporation

Baptist Foundation Credit Corporation

Foundation Investment Advisors, Inc.

Summit Asset Management Corporation

Foundation Consulting, Inc.

The Park at Juniper Ridge, Inc.

Foundation Investments, Inc.

Ministry Resource Corporation

BFCC I, Inc.

Foundation Southwinds, Inc.

Southwinds Marina, L.L.C.

Guam Holding Corporation

Foundation Haulover, Inc.

The Inn at Tonopah, Inc.

Foundation Surprise Center, Inc.

Foundation Marina Enterprises, Inc.

Foundation Property Investors, Inc.

Foundation Insurance Co., Ltd. (Cayman)

Foundation Leasing Corporation

Foundation Cobblestone Corporation

Foundation Southwest Land Exchange, Inc.

Foundation Ponderosa Trails Corporation

Foundation Hidden Springs, Inc.

Foundation King Island, Inc.

Foundation Development Alabama, Inc.

Sunset Point Developer, L.L.C.

Foundation Alabama Investors, Inc.

2

36.	Arizona Southern Baptist New Church Ventures, Inc.
37.	CFP Properties, Inc.
38.	Christian Financial Partners, Inc.
39.	Christian Asset Management, Inc.
40.	Valley Asset Management, Inc.
41.	New Church Ventures Properties, Inc.
42.	New Church Ventures Credit Corporation
43.	Venture Media Services, Inc.
44.	MCF Corporation
45.	MCF Housing Development, Inc.
46.	ASC San Antonio Venture, I

47.	ALO
48.	S.C.S.C., Inc.
49.	Arizona Retail Shopping Centers, Inc.
50.	First Mortgage Acceptance Corporation
51.	Northwood Park, Inc.
52.	Albuquerque Garage, Inc.
53.	Albuquerque Tower, Inc.
54.	Select Trading Group, Inc.
55.	Northwood Park Alabama, Inc.
56.	First Acceptance Corporation
57.	HFD, Inc.
58.	ALO Pleasant Point, Inc.
59.	Leeward Holdings, Inc.
60.	Valley Real Estate Opportunities, Inc.
61.	FMC Holding Corp
62.	Still Waters Land Company, Inc.
63.	Sunset Point Development L.L.C.
64.	Still Waters Development Company, L.P.
65.	Still Waters Management Company, Inc.
66.	Ironwood Apartments, Inc.
67.	American Homebuyers, Inc.
68.	Desert Holdings, Inc.
69.	Wesco Realty Corporation
70.	Sun Bar Headquarters Ranch, Inc.
71.	West phoenix Estates, Inc.
72.	Reliable Investments, Inc.
73.	Saddle Mountain RV Park, Inc.
74.	Equity Capital Investors, Inc.
75.	Desert Sky Ranches, Inc.
76.	Polyproperties, Inc.
77.	West Valley Ranches, Inc.
78.	La Paz Capital Investment, Inc.

3

79.	Port Perry Marketing Corp.
80.	Theatre Leasing, Inc.
81.	New Mexico Parking Corp.
82.	Polyproperties (Guam), Inc.
83.	Showlow Country Club
84.	Barrigada Equities, Inc.
85.	Tamunig Capital Investment, Inc.
86.	Marine Drive Capital Investment, Inc.

87.	E.V.I.G., INC.

88.	H & S Capital Investment, Inc.
89.	Micronesian Leasehold Corporation
90.	Santa Fe Trail Ranch II, Inc.

3. The caption of the jointly administered cases shall read as follows:

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, INC.,	)	Case Nos. 99-13275 through 99-13364-ECF-GBN
an Arizona nonprofit 501(c)(3) corporation, et al.,	)
	)	All Cases Jointly Administered Under Case
Debtors.	)	No. 99-13275-ECF-GBN
)
	)	[TITLE OF MOTION]
)
)

4. In circumstances where the relief requested in the pleading pertains to specific debtor(s), the caption shall be modified to indicate the specific debtor(s) to which a pleading or order applies, and the first paragraph of each pleading or order shall indicate the specific debtor(s) to which it applies. Accordingly, the caption for a pleading or order which pertains to specific debtor(s) shall read as follows:

4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, INC.,	)	Case Nos. 99-13275 through 99-13364-ECF-GBN
an Arizona nonprofit 501(c)(3) corporation, et al.,	)
	)	All Cases Jointly Administered Under Case
	)	No. 99-13275-ECF-GBN
Debtors.	)
	)	[TITLE OF MOTION]
)
)
APPLICABLE DEBTORS	)
)
Name of Specific Debtor	)
(Case No. 99- -PHX- ))
)
Name of Specific Debtor	)
(Case No. 99- -PHX- ))
)

5. One file and one docket shall be maintained for all ninety (90) of the jointly administered cases, which file shall be the file established for the lowest numbered case and which docket shall be the docket for the lowest numbered case.

6. A docket entry shall be made on the docket for the remaining eighty-nine (89) cases substantially as follows:

“An order has been entered in this case directing the procedural consolidation and joint administration of the Chapter 11 cases of Baptist Foundation of Arizona, Inc., and eighty-nine (89) of its subsidiaries and affiliates. Accordingly, the docket in Case No. 99-        -PHX-         should be consulted for all matters affecting this case.”

5

Facsimile Delivery Instructions

This facsimile contains information which (a) may be LEGALLY PRIVILEGED, PROPRIETARY IN NATURE. OR OTHERWISE PROTECTED BY LAW FROM DISCLOSURE and (b) is intended only for the use of the Addressee(s) named below. If you are not the Addressee, or the person responsible for delivering this to the Addressee(s), you are hereby notified that reading, copying or distributing this facsimile is prohibited. If you have received this facsimile In error, please telephone us immediately and mail the facsimile back to us at the above address. Thank you

FROM:	Valerie A. Viemont	DATE:	1/26/01
MATTER NO:	116509	DIRECT DIAL:	(602) 364-7449

MESSAGE FROM SENDER          TOTAL NO. OF PAGES: 51 (Including this page)

Re: Amended and Restated Articles for Foundation Administrative Services, Inc.

Janet - Per our conversations today, attached hereto are the pertinent pages from the Order from the Bankruptcy Court approving the form of “Amended and Restated Articles” which were filed, along with a letter from Larry Watson of Squire Sanders with the appropriate attachments confirming that Mark Roberts is a Member of the Restructuring Committee authorized to execute the Amended and Restated Articles.

As I Indicated when we spoke, I will be out of the office this afternoon and if you have any additional questions, please contact Steven L. Lisker, Esq. at 602-364-7373 directly. Otherwise, I will be available once again first thing Monday morning.

Thank you for your assistance In this matter. Val Viemont.

PLEASE DELIVER TO THE FOLLOWING:

TO: JANET TAYLOR	FAX NO:	602-542-4100
COMPANY: Arizona Corporation Commission	PHONE NO:

TO SENDER:
Do you wish to have your copy returned?	☒	Yes	☐	No
Do you wish to be contacted when fax is Sent?	☐	Yes	☒	No
Do you wish to have the confirmation sheet sent to you?	☒	Yes	☐	No
Do you wish to be contacted at your home/office if fax CANNOT be sent within one hour? Phone No:	☐	Yes	☒	No

If you do not receive all material, please call (602) 364-7366, or (602) 364-7449

7. If the jointly administered cases were initially assigned to different judges, all cases should be transferred to the judge with the lowest numbered case.

Dated: Nov 9, 1999

UNITED STATES BANKRUPTCY JUDGE

6

Craig D. Hansen (AZ Bar No. 007405)

Thomas J. Salerno (AZ Bar No. 007492)

Renée Sandler Shamblin (AZ Bar No. 017473)

SQUIRE, SANDERS & DEMPSEY L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004-4498

(602) 528-4000

Proposed Attorneys for Baptist Foundation of Arizona, Inc.

and certain subsidiaries

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re.	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, INC.,	)	Case Nos. through
an Arizona nonprofit 501(c)(3) corporation, et al.,	)
	)	All Cases Jointly Administered Under Case
	)	No.
Debtors.	)
	)	EMERGENCY MOTION APPROVING
	)	CERTAIN CORPORATE GOVERNANCE
	)	PROVISIONS REGARDING THE
	)	RESTRUCTURING COMMITTEE FOR THE
	)	COMPANIES.
)

BAPTIST FOUNDATION OF ARIZONA, INC., an Arizona 501(c) (3) nonprofit corporation (“BFA”), together with certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively with BFA, the “Companies”), hereby move this Court for an order pursuant to Section 105 of the Bankruptcy Code authorizing and approving certain corporate governance procedures with respect to the five (5) person Restructuring Committee (as defined and described below). This Motion is supported by the entire record before the Court, the “Affidavit of Joe Panter in Support of Chapter 11 Petitions and First Day Motions,” and the facts included herein.

RESPECTFULLY SUBMITTED this 9th day of November, 1999

SQUIRE, SANDERS & DEMPSEY L.L.P.
Two Rennissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004-4441

By:
Craig D. Hansen
Thomas J. Salerno
Reneé Sandler Shamblin

Proposed Attorneys for Baptist Foundation of
Arizona, Inc., and certain of its subsidiaries and
affiliates

2

MEMORANDUM OF POINTS AND AUTHORITIES

STATEMENT OF FACTS

1. On November 9, 1999, the Companies filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. A list of the Companies is attached hereto as Exhibit 1 to the Panter Affidavit and is incorporated herein by this reference.

2. Since the commencement of their Chapter 11 cases, the Companies continue to operate their business and manage their assets as debtors and debtors-in-possession pursuant to Sections 1l07(a) and 1108 of the Bankruptcy Code.

3. The Companies have filed a Motion requesting consolidation of the bankruptcy estates for administrative purposes. In addition, the Companies have also filed a Motion requesting substantive consolidation. The Companies have requested that this Motion be heard in conjunction with the confirmation hearing regarding the pre-negotiated plan of reorganization that will be filed shortly.

4. This Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This Motion is a core proceeding pursuant to 28 U.S.C. § l57(b)(2). The statutory predicate for the relief requested herein is Section 105 of the Bankruptcy Code.

5. The Companies are comprised of 92 entities. As was widely reported prior to the commencement of these Chapter 11 cases, in August 1999, the Board of Directors of BFA terminated the employment of the individuals who were its then president, general counsel and controller. These individuals also served as directors and officers to a substantial number of the Companies prior to their termination. As a result of the potential liability associated with the financial difficulties of the Companies, it has been difficult (if not impossible) to recruit replacement officers and directors for some of the Companies.

3

6. In the early 1990s, BFA transferred a substantial amount of its underperforming real estate assets to ALO, Inc. and certain of its subsidiaries (collectively “ALO”) and EVIG, Inc and certain of its subsidiaries (collectively “EVIG”). Prior to the commencement of the above-captioned Chapter 11 cases, BFA regained control of both ALO and EVIG to ensure that their assets are available for funding the contemplated restructuring. Both ALO and EVIG are part of the Companies that have filed these Chapter 11 cases and the current Board of Directors of BFA has voting control over such entities.

7. The current Boards of Directors of BFA and Arizona Southern Baptist New Church Ventures, Inc. (“NCV”) (also one of the Companies), are appointed by the Arizona Southern Baptist Convention. The Boards of Directors of both BFA and NCV currently have in the aggregate more than 25 members. While the members of the Boards of Directors of BFA and NCV are well intentioned, they do not have significant (if any) experience in restructuring matters.

8. To facilitate the restructuring of the Companies and maximize the return to the more than 13,000 investors, the Boards of Directors of both BFA and NCV authorized the formation of a formal restructuring committee vested with all of the duties and powers to manage the Companies during the restructuring process (the “Restructuring Committee”). The Restructuring Committee will automatically terminate on the effective date of the pre-negotiated plan of reorganization implementing the restructuring contemplated by the “Restructuring Agreement Regarding Pre-Negotiated Plan or Reorganization”, dated as of October 31, 1999 (the “Restructuring Agreement”), among the Companies and the ad hoc committee of investors (the “Investor Committee”).

4

9. Each of the members of the Restructuring Committee were subjected to an extensive investigation by the professionals employed by BFA, as well as by the Investor Committee, to ensure that they are independent and capable of making the difficult business decisions necessary to successfully reorganize the Companies and maximize the recovery to all investors. The members of the Restructuring Committee were also chosen for their substantial business experience and knowledge of restructuring transactions. The members of the Restructuring Committee and their backgrounds are summarized below:

NAME	BACKGROUND

Jock Patton	Mr. Patton, Chairman of the Restructuring Committee, is an experienced executive with significant experience in corporate restructuring matters. Mr. Patton was head of the corporate securities practice at the Phoenix law firm of Streich Lang until 1991, when he left to join a software company, Stockval, where he served as president until it was sold in 1997. Since then, he has been a private investor and venture capitalist. Mr. Patton serves on the boards of directors of JDA Software Group, Hypercom Corp. and Stuart Entertainment, all public companies. He is a trustee of 18 mutual funds in the Pilgrim Mutual Fund Group, and a director of a privately held national airline based in Las Vegas, NV. He has previously served as a director of numerous other privately held companies. He has been involved in successful restructuring programs at several companies, including Stuart Entertainment and Unison Healthcare Corporation.

Joseph C. Chan	Mr. Chan is a private investor. In August 1987, Mr. Chan helped to found ASR Investment Corporation, a publicly traded real estate investment trust. For most of the period from August 1987 through March 1998 when that company was sold, Mr Chan served as a Director, Executive Vice President and Chief Operator Officer.

Joseph Panter	Mr. Panter has served as Chief Financial Officer and eventually Chief Executive Officer of Main Street & Main, a publicly held company with operations in 14 states, 3,000 employees and revenues of more than $250 million. More recently, he has been a local businessman engaged in real estate investment, merchant banking activities and financial advisory services.

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Mark Roberts	Mr. Roberts has more than 11 years experience in business process re-engineering and financial reorganization. He served as vice president and Chief Financial Officer for a $100 million investment company and, previously, as Chief Financial Officer for a nationally known biotech company. His professional career started with five years of experience at a “Big 5” accounting firm. He graduated from the University of Virginia with a bachelor’s degree in Accounting.

Daniel Stringer	Mr. Stringer served as Executive Director-Treasurer for the Arizona Southern Baptist Convention from September 1990 to December 1996. Mr. Stringer received his undergraduate degree from Baylor University and post-graduate degree from Southern Baptist Theological Seminary. He currently serves on the Board of Directors for Golden Gate Baptist Theological Investment Advisory Board and the Arizona Chapter of Myasthenia Gravis Foundation of America.

10. Recognizing the critical importance of the Restructuring Committee, the Investor Committee insisted that the Restructuring Agreement be conditioned upon the formation of the Restructuring Committee and the approval by the Bankruptcy Court of its governance procedures. Specifically, Section 7.1(b)(i) of the Restructuring Agreement provides that the Restructuring Agreement terminates unless;

(i) The Bankruptcy Court shall have entered an order, within five (5) days following the Petition Date, approving the formation of the Restructuring Committee and the Committee’s governance and control of the Companies. See Section 7.1(b)(i) of the Restructuring Agreement (emphasis supplied).

RELIEF REQUESTED

11. Accordingly, in view of the size and complexity of these Chapter 11 cases, and to facilitate the governance of the Companies during the restructuring by experienced and independent business professionals, the Companies respectfully request that this Court grant, pursuant to Section 105 of the Bankruptcy Code, the following relief:

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A.	Approving the formation of the Restructuring Committee:

B.	Approving the by-laws of the Restructuring Committee attached hereto as Exhibit “1.”

RESPECTFULLY SUBMITTED this 9th day of November, 1999.

SQUIRE, SANDERS & DEMPSEY L.L.P. Two Renaissance Square 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004

By:
Craig D. Hansen Thomas J. Salerno Renée Sandler Shamblin

Proposed Attorneys for Baptist Foundation of Arizona, Inc. and certain subsidiaries

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EXHIBIT 1

BYLAWS OF

THE

RESTRUCTURING COMMITTEE

BYLAWS

OF

THE RESTRUCTURING COMMITTEE

OF

BAPTIST FOUNDATION OF ARIZONA, INC.

ARTICLE I

RESTRUCTURING COMMITTEE

SECTION 1.1 General Powers.

Unless otherwise restricted by the United States Bankruptcy Court (the “Bankruptcy Court”) or these Bylaws, and subject to the duties of Restructuring Committee members (“Members”) as prescribed by these Bylaws, any and all corporate powers of Baptist Foundation of Arizona, Inc., an Arizona non-profit corporation (“BFA”), Arizona Southern Baptist New Church Ventures, Inc., an Arizona non-profit corporation (“NCV”), A.L.O., Inc., an Arizona non-profit corporation (“ALO”), E.V.I.G., Inc., an Arizona corporation (“EVIG”), and each of their respective subsidiaries, including, without limitation, those subsidiaries that are not currently debtors under Chapter 11 (collectively, the “Companies” and, individually, the “Company”), shall be exercised by or under the authority of, and the business and affairs of the Companies shall be controlled by, the Restructuring Committee.

SECTION 1.2 Restructuring Committee.

(a) Number, Qualification and Term of Office. The authorized number of Members of the Restructuring Committee shall be between three (3) and nine (9). The initial number of Members of the Restructuring Committee shall be set at five (5).

(b) Resignation. Any Member may resign from the Restructuring Committee at any time by giving written notice to the Chairman of the Restructuring Committee. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary of the Restructuring Committee; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c) Nomination of Members. Candidates for membership of the Restructuring Committee shall be nominated only by the remaining members of the Restructuring Committee.

SECTION 1.3 Meetings of the Restructuring Committee.

(a) Regular Meetings. Regular meetings of the Restructuring Committee shall be held without call at such times as the Restructuring Committee shall from time to time by resolution determine. Notice of all such regular meetings hereby is dispensed with

(b) Special Meetings. Special meetings of the Restructuring Committee may be called by the Chairman of the Restructuring Committee pursuant to a resolution approved by a majority of the whole Restructuring Committee. Notice of the time and place of special meetings of the Restructuring Committee shall be given by the Secretary of the Restructuring Committee, or by any other Member assigned with such task by the Restructuring Committee. Such notice shall be given to each Member personally or by mail, messenger, telecopy, telephone or telegraph at such Member’s business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telecopy, telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twelve hours prior to the time set for such special meeting. Notice of a special meeting of the Restructuring Committee need not contain a statement of the purpose of such special meeting.

(c) Adjourned Meetings. A majority of Members present at any regular or special meeting of the Restructuring Committee or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

(d) Place of Meetings. Meetings of the Restructuring Committee, both regular and special, may be held within or without the State of Arizona.

(e) Participation by Telephone. Members of the Restructuring Committee or any committee may participate in any meeting of the Restructuring Committee or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f) Quorum. At all meetings of the Restructuring Committee, a majority of the total number of Members of the entire then authorized Restructuring Committee shall constitute a quorum for the transaction of business and the act of a majority of the Members present at any such meeting at which there is a quorum shall be the act of the Restructuring Committee or any committee, except as may be otherwise specifically provided by These Bylaws. A meeting of the Restructuring Committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of Members so long as any action is approved by at least a majority of the required quorum for such meeting.

(g) Waiver of Notice. The transactions of any meeting of the Restructuring Committee for which notice is required, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present

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and if, either before or after the meeting, each of the Members not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 1.4 Action Without Meeting.

Any action required or permitted to be taken by the Restructuring Committee at any meeting may be taken without a meeting if all members of the Restructuring Committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Restructuring Committee.

SECTION 1.5 Compensation of Members.

The initial compensation of the Restructuring Committee shall be fixed at $9,000 per quarter. Any member of the Restructuring Committee that is also employed by the Companies shall not be entitled to compensation as a member of the Restructuring Committee. The Members may be paid their expenses, if any, of attendance at each meeting of the Restructuring Committee.

SECTION 1.6 Committees of the Restructuring Committee.

(a) Committees. The Restructuring Committee may, by resolution adopted by a majority of the Restructuring Committee, designate one or more committees of the Restructuring Committee, each committee to consist of one or more Members together with such other persons as the Restructuring Committee shall deem necessary and appropriate for the purpose of managing the affairs of any Company and otherwise facilitating the reorganization of the Companies. Each such committee shall have and may exercise such of the powers of the Restructuring Committee in the management and affairs of the Companies as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Restructuring Committee. The Restructuring Committee may designate one or more Members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Restructuring Committee to act at the meeting in the place of any such absent or disqualified member. The Restructuring Committee shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

(b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Restructuring Committee when required.

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ARTICLE II

OFFICERS

SECTION 2.1 Officers.

(a) Number. During the pendency of the bankruptcy proceedings of the Companies, the officers of each of the Companies shall be chosen by the Restructuring Committee and shall include a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Restructuring Committee also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Restructuring Committee. Any number of offices may be held by the same person, unless otherwise required by law or the Certificate of Incorporation or Articles of Incorporation, as the case may be, of the applicable Company. The Restructuring Committee may delegate to any other officer of any of the Companies the power to choose such other officers and to prescribe their respective duties and powers.

(b) Election and Term of Office. The officers shall be elected by the Restructuring Committee at such time as the Restructuring Committee deems necessary or appropriate and each officer shall hold office until such officer’s death, resignation or removal. Any officer of any of the Companies may be removed at any time, with or without cause, by a vote of the majority of the whole Restructuring Committee. Any vacancy occurring in any office may be filled by the Restructuring Committee.

(c) Salaries. The salaries of all officers of the Companies shall be fixed by the Restructuring Committee or a committee thereof from time to time.

SECTION 2.2 Chairman of the Restructuring Committee.

The Chairman of the Restructuring Committee shall preside at all meetings of the Restructuring Committee and shall have such other power and authority as may from time to time be assigned by the Restructuring Committee.

SECTION 2.3 Chief Executive Officer.

The Chief Executive Officer of each Company shall see that all orders and resolutions of the Restructuring Committee are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Restructuring Committee, the Chief Executive Officer shall have the general and active management of the business of the applicable Company, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Restructuring Committee to some other officer, agent or attorney-in-fact of the applicable Company or the assumption of such power by the Restructuring Committee.

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SECTION 2.4 President.

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Restructuring Committee or these Bylaws.

SECTION 2.5 Vice Presidents.

In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Restructuring Committee, or if not ranked, the Vice President designated by the Restructuring Committee, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Restructuring Committee or these Bylaws.

SECTION 2.6 Secretary and Assistant Secretaries.

The Secretary of each Company shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Restructuring Committee and all committees of the Restructuring Committee; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the applicable Company, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Restructuring Committee; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Restructuring Committee or by the President of the applicable Company. At the request of the Secretary, or in the Secretary’s absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 2.7 Treasurer and Assistant Treasurers.

The Treasurer of each Company shall keep or cause to be kept the books of account of the Companies and shall render statements of the financial affairs of the applicable Company in such form and as often as required by the Restructuring Committee. The Treasurer, subject to the order of the Restructuring Committee, shall have custody of all funds and securities of the applicable Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Restructuring Committee. He shall disburse the funds of the applicable Company as may be ordered by the Restructuring Committee, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Restructuring Committee or applicable President shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability,

5

any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

ARTICLE III

INDEMNIFICATION AND INSURANCE

SECTION 3.1 Right to Indemnification.

Subject to the terms and conditions of this Article III, each Member of the Restructuring Committee or an officer who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Member of the Restructuring Committee or an officer (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a Member, shall be indemnified and held harmless by the Companies to the fullest extent authorized by the law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ER1SA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Member and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided herein with respect to proceedings to enforce rights to indemnification, the Companies shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Restructuring Committee. The right to indemnification conferred in this Section shall include the right to be paid by the Companies the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses).

SECTION 3.2 Specific Limitations on Indemnification.

Notwithstanding anything in this Article to the contrary, the Companies shall not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Companies or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the Companies written consent, which consent, however, shall not be unreasonably withheld, or (iii) where prohibited by applicable law.

SECTION 3.3 Contract.

The provisions of this Article shall be deemed to be a contract between the Companies and each Member and officer who serves in such capacity at any time while such Section is in

6

effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts

SECTION 3.4 Partial Indemnity.

If the indemnitee is entitled under any provision of this Article to indemnification by the Companies for some or a portion of the expenses, liabilities or losses incurred in connection with a proceeding but not, however, for all of the total amount thereof, the Companies shall nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee shall be indemnified against all loss, expense and liability incurred in connection with the portion of the proceeding with respect to which indemnitee was successful on the merits or otherwise.

SECTION 3.5 Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, Certificate of Incorporation or Articles of Incorporation of any of the Companies, bylaw, agreement, vote of disinterested Members or otherwise.

SECTION 3.6 Notice by Indemnitee and Defense of Claim.

The indemnitee shall promptly notify the Restructuring Committee and the Companies in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Restructuring Committee and the Companies will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Companies’ rights. If such omission does prejudice the Companies’ rights, the Companies will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Companies from any liability which it may have to the indemnitee otherwise than under this Article III. With respect to any proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

(a) Each Company, as applicable, will be entitled to participate therein at its own expense; and

(b) Each Company, as applicable, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the applicable Company shall not be entitled to assume the defense of any proceeding (and this Section 3.6 shall be inapplicable to such proceeding) if the indemnitee shall have reasonably concluded that there may be a conflict of interest between the applicable Company and the indemnitee with respect to such proceeding. After notice from the Company to the indemnitee of us election to

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assume the defense thereof, the Company will not be liable to the indemnitee under this Article III for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee shall have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the indemnitee unless:

(i) The employment of counsel by the indemnitee has been authorized by the Company in writing; or

(ii) The Company shall not have employed counsel to assume the defense in such proceeding or shall not have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c) The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee’s written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Execution of Instruments.

The Restructuring Committee may, in its discretion, determine the method and designate the signatory Member, officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law or these Bylaws. Such designation may be general or confined to specific instances.

SECTION 4.2 Voting of Securities Owned by the Companies.

All stock and other securities of other corporations held by any Company shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Restructuring Committee.

SECTION 4.3 Amendments.

These Bylaws may be altered, amended or repealed by the approval of a majority the Members of the Restructuring Committee.

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)
BAPTIST FOUNDATION OF ARIZONA, INC.,	)	Case No 99-13275 through 99-13364
an Arizona nonprofit 501(c)(3) corporation, et al.,	)
	)	All Cases Jointly Administered Under Case
	)	No. 99-13275
Debtors.	)
	)	ORDER: AUTHORIZING AND
	)	APPROVING THE FORMATION OF THE
	)	RESTRUCTURING COMMITTEE AND THE
	)	BY-LAWS GOVERNING THE POWERS
	)	AND DUTIES OF SUCH COMMITTEE

This matter came before the Court pursuant to the “Emergency Ex Parte Motion Approving Certain Corporate Governance Provisions Regarding The Restructuring Committee For the Companies” (the “Motion”), filed on November 9, 1999, by the above captioned debtors and debtors-in-possession (the “Debtors” or the “Companies”). All capitalized terms used in this Order shall have the same meaning as such terms are defined in the Motion unless otherwise noted. Based upon the Motion, the entire record before the Court and the statements on the record by counsel for the Investors Committee, and other good cause appearing therefor.

IT IS HEREBY ORDERED as follows:

1.	The Motion shall be, and hereby is, approved.

2.	The Restructuring Committee shall be, and hereby is, approved and is vested with all the powers and duties to govern and operate the Companies pending further order of this Court; and

3.	The By-Laws of the Restructuring Committee attached hereto as Exhibit 1 and incorporated herein by this reference shall be, and hereby are, approved.

Dated this 9th day of November 1999.

United States Bankruptcy Judge

EXHIBIT 1

BYLAWS OF

THE

RESTRUCTURING COMMITTEE

BYLAWS

OF

THE RESTRUCTURING COMMITTEE

OF

BAPTIST FOUNDATION OF ARIZONA, INC.

ARTICLE I

RESTRUCTURING COMMITTEE

SECTION 1.1 General Powers.

Unless otherwise restricted by the United States Bankruptcy Court (the “Bankruptcy Court”) or these Bylaws, and subject to the duties of Restructuring Committee members (“Members”) as prescribed by these Bylaws, any and all corporate powers of Baptist Foundation of Arizona, Inc., an Arizona non-profit corporation (“BFA”), Arizona Southern Baptist New Church Ventures, Inc., an Arizona non-profit corporation (“NCV”), A.L.O. Inc., an Arizona non-profit corporation (“ALO”), E.V.I.G., Inc., an Arizona corporation (“EVIG”), and each of their respective subsidiaries, including, without limitation, those subsidiaries that are not currently debtors under Chapter II (collectively, the “Companies” and, individually, the “Company”), shall be exercised by or under the authority of, and the business and affairs of the Companies shall be controlled by the Restructuring Committee.

SECTION 1.2 Restructuring Committee.

(a) Number, Qualification and Term of Office. The authorized number of Members of the Restructuring Committee shall be between three (3) and nine (9). The initial number of Members of the Restructuring Committee shall be set at five (5).

(b) Resignation. Any Member may resign from the Restructuring Committee at any time by giving written notice to the Chairman of the Restructuring Committee. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary of the Restructuring Committee; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c) Nomination of Members. Candidates for membership of the Restructuring Committee shall be nominated only by the remaining members of the Restructuring Committee.

SECTION 1.3 Meetings of the Restructuring Committee.

(a) Regular Meetings. Regular meetings of the Restructuring Committee shall be held without call at such times as the Restructuring Committee shall from time to time by resolution determine. Notice of all such regular meetings hereby is dispensed with.

(b) Special Meetings. Special meetings of the Restructuring Committee may be called by the Chairman of the Restructuring Committee pursuant to a resolution approved by a majority of the whole Restructuring Committee. Notice of the time and place of special meetings of the Restructuring Committee shall be given by the Secretary of the Restructuring Committee, or by any other Member assigned with such task by the Restructuring Committee Such notice shall be given to each Member personally or by mail, messenger, telecopy, telephone or telegraph at such Member’s business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telecopy, telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twelve hours prior to the time set for such special meeting. Notice of a special meeting of the Restructuring Committee need not contain a statement of the purpose of such special meeting.

(c) Adjourned Meetings. A majority of Members present at any regular or special meeting of the Restructuring Committee or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

(d) Place of Meetings. Meetings of the Restructuring Committee, both regular and special, may be held within or without the State of Arizona.

(e) Participation by Telephone. Members of the Restructuring Committee or any committee may participate in any meeting of the Restructuring Committee or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f) Quorum. At all meetings of the Restructuring Committee, a majority of the total number of Members of the entire then authorized Restructuring Committee shall constitute a quorum for the transaction of business and the act of a majority of the Members present at any such meeting at which there is a quorum shall be the act of the Restructuring Committee or any committee, except as may be otherwise specifically provided by These Bylaws. A meeting of the Restructuring Committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of Members so long as any action is approved by at least a majority of the required quorum for such meeting.

(g) Waiver of Notice. The transactions of any meeting of the Restructuring Committee for which notice is required, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Members not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 1.4 Action Without Meeting.

Any action required or permitted to be taken by the Restructuring Committee at any meeting may be taken without a meeting if all members of the Restructuring Committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Restructuring Committee.

SECTION 1.5 Compensation of Members.

The initial compensation of the Restructuring Committee shall be fixed at $9,000 per quarter. Any member of the Restructuring Committee that is also employed by the Companies shall not be entitled to compensation as a member of the Restructuring Committee. The Members may be paid their expenses, if any, of attendance at each meeting of the Restructuring Committee.

SECTION 1.6 Committees of the Restructuring Committee.

(a) Committees. The Restructuring Committee may, by resolution adopted by a majority of the Restructuring Committee, designate one or more committees of the Restructuring Committee, each committee to consist of one or more Members together with such other persons as the Restructuring Committee shall deem necessary and appropriate for the purpose of managing the affairs of any Company and otherwise facilitating the reorganization of the Companies. Each such committee shall have and may exercise such of the powers of the Restructuring Committee in the management and affairs of the Companies as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Restructuring Committee. The Restructuring Committee may designate one or more Members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Restructuring Committee to act at the meeting in the place of any such absent or disqualified member. The Restructuring Committee shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

(b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Restructuring Committee when required.

ARTICLE II

OFFICERS

SECTION 2.1 Officers.

(a) Number. During the pendency of the bankruptcy proceedings of the Companies, the officers of each of the Companies shall be chosen by the Restructuring Committee and shall include a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Restructuring Committee also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Restructuring Committee. Any number of offices may be held by the same person, unless otherwise required by law or the Certificate of Incorporation or Articles of Incorporation, as the case may be, of the applicable Company. The Restructuring Committee may delegate to any other officer of any of the Companies the power to choose such other officers and to prescribe their respective duties and powers.

(b) Election and Term of Office. The officers shall be elected by the Restructuring Committee at such time as the Restructuring Committee deems necessary or appropriate and each officer shall hold office until such officer’s death, resignation or removal. Any officer of any of the Companies may be removed at any time, with or without cause, by a vote of the majority of the whole Restructuring Committee. Any vacancy occurring in any office may be filled by the Restructuring Committee.

(c) Salaries. The salaries of all officers of the Companies shall be fixed by the Restructuring Committee or a committee thereof from time to time.

SECTION 2.2 Chairman of the Restructuring Committee.

The Chairman of the Restructuring Committee shall preside at all meetings of the Restructuring Committee and shall have such other power and authority as may from time to time be assigned by the Restructuring Committee.

SECTION 2.3 Chief Executive Officer.

The Chief Executive Officer of each Company shall see that all orders and resolutions of the Restructuring Committee are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Restructuring Committee, the Chief Executive Officer shall have the general and active management of the business of the applicable Company, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Restructuring Committee to some other officer, agent or attorney-in-fact of the applicable Company or the assumption of such power by the Restructuring Committee.

SECTION 2.4 President.

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Restructuring Committee or these Bylaws.

SECTION 2.5 Vice Presidents.

In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Restructuring Committee, or if not ranked, the Vice President designated by the Restructuring Committee, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Restructuring Committee or these Bylaws.

SECTION 2.6 Secretary and Assistant Secretaries.

The Secretary of each Company shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Restructuring Committee and all committees of the Restructuring Committee; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the applicable Company, and have authority to affix the seal to all documents requiring it and attest to the same give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Restructuring Committee and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Restructuring Committee or by the President of the applicable Company. At the request of the Secretary, or in the Secretary’s absence or disability any Assistant Secretary shall perform any of the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 2.7 Treasurer and Assistant Treasurers.

The Treasurer of each Company shall keep or cause to be kept the books of account of the Companies and shall render statements of the financial affairs of the applicable Company in such form and as often as required by the Restructuring Committee. The Treasurer, subject to the order of the Restructuring Committee, shall have custody of all funds and securities of the applicable Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Restructuring Committee. He shall disburse the funds of the applicable Company as may be ordered by the Restructuring Committee, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Restructuring Committee or applicable President shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer, Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

ARTICLE III

INDEMNIFICATION AND INSURANCE

SECTION 3.1 Right to Indemnification

Subject to the terms and conditions of this Article III, each Member of the Restructuring Committee or an officer who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Member of the Restructuring Committee or an officer (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a Member, shall be indemnified and held harmless by the Companies to the fullest extent authorized by the law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnittee who has ceased to be a Member and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided herein with respect to proceedings to enforce rights to indemnification, the Companies shall indemnify any such indemnitee in connection with 3 proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Restructuring Committee. The right to indemnification conferred in this Section shall include the right to be paid by the Companies the expenses incurred in defending any such proceeding in advance of its final disposition thereinafter an “advancement of expenses)

SECTION 3.2 Specific Limitations on Indemnification

Notwithstanding anything in this Article to the contrary the Companies shall not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Companies or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the companies’ written consent, which consent, however, shall not be unreasonably withheld, or (iii) where prohibited by applicable law.

SECTION 3.3 Contract.

The provisions of this Article shall be deemed to be a contract between the Companies and each Member and officer who serves in such capacity at any time while such Section is in a effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

SECTION 3.4 Partial Indemnity.

If the indemnitee is entitled under any provision of this Article to indemnification by the Companies for some or a portion of the expenses, liabilities or losses incurred in connection with a proceeding but not, however, for all of the total amount thereof, the Companies shall nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee shall be indemnified against all loss, expense and liability incurred in connection with the portion of the proceeding with respect to which indemnitee was successful on the merits or otherwise.

SECTION 3.5 Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute. Certificate of Incorporation or Articles of Incorporation of any of the Companies, bylaw, agreement, vote of disinterested Members or otherwise.

SECTION 3.6 Notice by Indemnitee and Defense of Claim.

The indemnitee shall promptly notify the Restructuring Committee and the Companies in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Restructuring Committee and the Companies will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Companies’ rights. If such omission does prejudice the Companies’ rights, the Companies will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Companies from any liability which it may have to the indemnitee otherwise than under this Article III. With respect to any proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

(a) Each Company, as applicable, will be entitled to participate therein at its own expense; and

(b) Each Company, as applicable, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee provided, however, that the applicable Company shall not be entitled to assume the defense of any proceeding (and this Section 3.6 shall be inapplicable to such proceeding) if the indemnitee shall have reasonably concluded that there may be a conflict of interest between the applicable Company and the indemnitee with respect to such proceeding. After notice from the Company to the indemnitee of its election to assume the defense thereof, the Company will not be liable to the indemnitee under this Article III for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee shall have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the indemnitee unless:

(i) The employment of counsel by the indemnitee has been authorized by the Company in writing: or

(ii) The Company shall not have employed counsel to assume the defense in such proceeding or shall not have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c) The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee’s written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Execution of Instruments.

The Restructuring Committee may, in its discretion, determine the method and designate the signatory Member, officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law or these Bylaws. Such designation may be general or confined to specific instances.

SECTION 4.2 Voting of Securities Owned by the Companies.

All stock and other securities of other corporations held by any Company shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Restructuring Committee.

SECTION 4.3 Amendments.

These Bylaws may be altered, amended or repealed by the approval of a majority the Members of the Restructuring Committee.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re:	)	In Proceedings Under Chapter 11
)

BAPTIST FOUNDATION OF ARIZONA, an Arizona

nonprofit corporation; ARIZONA SOUTHERN BAPTIST NEW CHURCH VENTURES, INC., an Arizona nonprofit corporation; A.L.O., INC., an Arizona corporation, E.V.I.G., INC., an Arizona corporation, et al.,

	) ) ) ) ) )	Case Nos. 99-13275-ECF-GBN through 99-13364-ECF-RTB All Cases Jointly Administered Under Case No. 99-13275-ECF-GBN (Substantive Consolidation Pending)
)
Debtors.	)
)
)

DEBTORS’ DISCLOSURE STATEMENT CONCERNING THE

FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION

SQUIRE, SANDERS & DEMPSEY L.L.P. 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004		GREENBERG TRAURIG LLP One East Camelback Road, Suite 1100 Phoenix, Arizona 85012
Telephone:	(602) 528-4000	Telephone:	(602) 263-2300
Attorneys:	Craig D. Hansen	Attorney:	Charles R. Sterbach
Thomas J. Salerno
Larry L. Watson

Counsel to BAPTIST FOUNDATION OF ARIZONA, et al., Debtors	Counsel to ARIZONA SOUTHERN BAPTIST NEW CHURCH VENTURES, INC., et al., Debtors

HENDRICKSON & ASSOCIATES

4411 S. Rural Road, Suite 201

Tempe, Arizona 85282

Telephone: (480) 345-7500

Attorney: Brian W. Hendrickson

Counsel to A.L.O., INC. and E.V.I.G., INC., et al.,

Debtors

BAKER & McKENZIE

101 West Broadway, Twelfth Floor

San Diego, California 92101

Telephone: (619) 236-1441

Attorneys: Ali M. M. Mojdehi

       Peter W. Ito

                          Nellwyn W. Voorhies

Counsel to OFFICIAL COLLATERALIZED INVESTORS’ COMMITTEE

Solely as Co-Proponent of the Plan

Dated:	September 25, 2000

    Phoenix, Arizona

administered under Case No. 99-13275-ECF-GBN. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors-in-possession, under the authority of sections 1107(a) and 1108 of the Bankruptey Code. See “Chapter 11 Filings of Tega Cay Communities, L.L.C., TC Villages, L.L.C. and Tega Cay Club L.L.C.” on page 59 for a description of the other three affiliates of the Debtors who recently filed Chapter 11 petitions.

First Day Motions and Orders

Upon the filing of their Chapter 11 cases, the Debtors obtained numerous first day orders of the Court to facilitate the orderly and cost-effective administration of the bankruptcy cases and the operations of the Debtors, including the authority to have all of the Debtors’ cases jointly administered, the ability to pay pre-petition wages and benefits to employees and the authority to streamline the Debtors’ complex cash management system and implement a more efficient system.

Certain Corporate Governance Motions

The combined Board of Directors of BFA and NCV consisted of over 30 members. To facilitate a more orderly decision making process and provide needed restructuring experience, BFA and NCV formed a formal restructuring committee vested with all of the duties and powers of the Board of Directors for such companies to manage and oversee the Debtors and their non-debtor affiliates during the restructuring process (the “Restructuring Committee”). A summary of the post petition asset sales and cash flows of the Debtors while they were under the control of the Restructuring Committee is attached as Schedule 11.

The Restructuring Committee was formed immediately prior to the commencement of the Chapter 11 cases. Each of the members of the Restructuring Committee was the subject of an extensive investigation by the new professionals employed by BFA to ensure that they had the skills and experience necessary to act as a member of the Restructuring Committee and that they were independent and capable of making the difficult business decisions necessary to successfully reorganize the Debtors and maximize the recovery to all Creditors. The members of the Restructuring Committee and their backgrounds are summarized below.

NAME	BACKGROUND

Jock Patton	Mr. Patton, Chairman of the Restructuring Committee, is an experienced executive with significant experience in corporate restructuring matters. Mr. Patton was head of the corporate securities practice at the Phoenix law firm of Streich Lang until 1991, when he left to join a software company, StockVal, where he served as president until it was sold in 1997. Since then, he has been a private investor and venture capitalist. Mr. Patton serves on the boards of directors of JDA Software Group and Hypercom Corp., both public companies. He is a trustee of the 32 mutual funds comprising the Pilgrim Group, and a director of privately held National Airlines, based in Las Vegas, NV. He has previously served as a director of numerous other publicly held companies. He has been involved in successful restructuring programs at several companies, including Stuart Entertainment, Unison Healthcare Corporation and America West Airlines.

Joseph Panter	Mr. Panter has served as Chief Financial Officer and eventually Chief Executive Officer of Main Street & Main, a publicly held company with operations in 14 states, 3,000 employees and revenues of more than $250 million. More recently, he has been a local businessman engaged in real estate investment, merchant banking activities and financial advisory services, Mr. Panter is a former officer and director of certain of the Debtors and an owner of Whitestone

Joseph C. Chan	Mr. Chan is a private investor. In August 1987, Mr. Chan helped to found ASR Investment Corporation, a publicly traded real estate investment trust. For most of the period from August 1987 through March 1998 when that company was sold, Mr. Chan served as a Director, Executive Vice President and Chief Operator Officer.

Mark A. Roberts	Mr. Roberts’ professional experience started with five years of experience at KPMG LLP. He then served for five years as the West Coast Chief Financial Officer for a nationally known biotech company with total revenues in excess of $1 billion. Mr. Roberts served as vice president and Chief Financial Officer for TFCI, Inc., a for-profit subsidiary of the Debtors, from June 1998 until August 1999. Mr. Roberts has more than 11 years of experience in business process re-engineering and financial reorganization. He graduated from the University of Virginia McIntire School of Commerce with a bachelor’s degree in Accounting.

Daniel Stringer	Mr. Stringer served as Executive Director-Treasurer for the Arizona Southern Baptist Convention from September 1990 to December 1996. Mr. Stringer received his undergraduate degree from Baylor University and post-graduate degree from Southern Baptist Theological Seminory. He currently serves on the Board of Directors for Golden Gate Baptist Theological Investment Advisory Board and the Arizona Chapter of Myasthenia Gravis Foundation of America. Mr. Stringer is a former director of certain of the Debtors.

Upon the filing of the Chapter 11 cases and approval by the Court of the Articles and By-Laws governing the Restructuring Committee, the Boards of Directors of both BFA and NCV ceased to exist. The Court approved such Articles and By-Laws on November 9, 1999. The By-Laws of the Restructuring Committee may not be amended without approval from the Court, and no member of the Restructuring Committee may be replaced without approval from the Court. The Restructuring Committee will automatically terminate upon the effective date of the Liquidating Plan.

Motion to Retain Ordinary Course Professionals

The Debtors filed this motion to retain those professionals who provide services that support the day-to-day operations of their business. These professionals include various accountants, independent financial consultants, attorneys, law firms, and other professionals. These professionals are not related to services regarding the Debtors Chapter 11 cases. In addition, the Unsecured Creditors’ Committee has reserved the right to review the fees of the ordinary course professionals. The Court entered the Order approving this motion on November 9, 1999.

Interim Compensation Order

The Debtors filed this motion to retain those professionals who are providing services to support the Debtors’ efforts in these Chapter 11 cases, as a well as to retain those professionals providing services to the Unsecured Creditors’ Committee. The motion allows both the professionals and Unsecured Creditors’ Committee members to submit their expense and fee statements every 30 days to the Debtors

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: BAPTIST FOUNDATION OF ARIZONA, INC., an Arizona nonprofit 501(c)(3) corporation, et al.,	) ) ) )	In Proceedings Under Chapter 11 Case Nos. 99-13275-ECF-GBN through 99-13364-ECF-RTB
Debtors.	) ) )	All Cases Jointly Administered Under Case No. 99-13275-ECF-GBN
	) ) ) )	ORDER APPROVING DISCLOSURE STATEMENT, DISCLOSURE STATEMENT SUMMARY AND RELATED SOLICITATION MATERIALS PURSUANT TO 11 U.S.C. § 1125
	) ) )	Date of Hearing: September 20, 2000 Time of Hearing: 9:00 a.m. (MST)
)

BAPTIST FOUNDATION OF ARIZONA, INC., an Arizona 501(c)(3) nonprofit corporation and certain of its subsidiaries, debtors and debtors-in-possession in the above-captioned cases (collectively, “BFA” or “Debtors”) filed the “Disclosure Statement Concerning the First Amended Liquidating Plan of Reorganization,” on September 8, 2000, (the “Disclosure Statement”) and the “Debtors Disclosure Statement Summary With Respect to Investors in Classes 3A and 3B Under the First Amended Joint Liquidating Plan of Reorganization,” on September 14, 2000 (the “Disclosure Statement Summary”). This Court conducted a disclosure statement hearing on September 20, 2000 (the “Hearing”). Appearing at such Hearing were representatives of the Debtors, the Official Unsecured Creditors’ Committee (“UCC”), the Official Collateralized Investors Committee (“CIC”), the Office of the United States Trustee, Cook Family Investments, L.L.C., Carolyn Marshall, individually and as Trustee of the Marshall Revocable Intervivos Trust Under Declaration of Trust dated 2 February, 1998 and the Arizona Southern Baptist Convention. The Court having considered the arguments and representations of counsel at the Hearing, the entire record before the Court and other good and sufficient cause appearing therefor.

THE COURT FINDS as follows;

A. Capitalized terms not otherwise defined in this Order have the meanings given to them in the Disclosure Statement and the Disclosure Statement Summary.

B. Notice of the Hearing was sufficient under the circumstances.

C. The Motion and relief requested therein constitute “core proceedings” in which this Court may enter final and dispositive orders under 28 U.S.C. §§ 1334 and 157(b)(2)(A) and (O) and Bankruptcy Code § 105.

D. The Disclosure Statement and the Disclosure Statement Summary do not contain any materially misleading statements and contain adequate information, including, without limitation, adequate discussions and disclosure of: (a) the First Amended Joint Liquidating Plan of Reorganization dated as of September 8, 2000, as may be modified from time to time (the “Plan”); (b) significant events preceding the Debtors’ Chapter 11 cases; (c) the operation of the Debtors’ business during the course of these Chapter 11 cases; (d) risk factors affecting the Plan; (e) an analysis setting forth the estimated return that creditors would receive under the Plan; and (f) federal tax consequences of the Plan. Accordingly, the Disclosure Statement contains “adequate information” within the meaning of Bankruptcy Code § 1125.

2

ACCORDINGLY, IT IS HEREBY ORDERED as follows:

1. The Disclosure Statement, the Disclosure Statement Summary and the letters of recommendation of the UCC and CIC are APPROVED for use in soliciting acceptances and rejections of the Plan from creditors and interest holders in accordance with the Court’s Order (A) Establishing Procedures For Soliciting And Tabulating Votes On The Joint Liquidating Plan Of Reorganization; (B) Approving Form Of Ballots; (C) Approving Form of Recommendations to Accept the Plan; (D) Approving the Voting Procedures Concerning Certain Common Trusts and Individual Trust and (E) Approving Notice And Publication Procedures (the “Solicitation and Voting Order”) entered concurrently herewith.

2. The plan proponents are authorized and directed to commence solicitation of votes to accept or reject the Plan in accordance with the procedures set forth in the Solicitation and Voting Order no later than October 2, 2000.

3. The Debtors, the CIC and the UCC may, without further approval from the Court, modify or amend the Plan and other supporting documents to cure any ambiguity, to correct or supplement, or to eliminate any inconsistencies, as long as such changes do not materially effect the rights of Creditors or Investors or the information disclosed in the Disclosure Statement and the Disclosure Statement Summary.

4. To the extent not otherwise resolved or withdrawn at the hearing on September 20, 2000, all objections to the approval of the Disclosure Statement, Disclosure Statement Summary or the letters of recommendation of the UCC and the CIC shall be, and hereby are, overruled and denied.

DATED this 29th day of Sept, 2000.

Honorable George B. Nielsen Jr. United States Bankruptcy Judge

3

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FOUNDATION ADMINISTRATIVE SERVICES, INC. an Arizona corporation

Foundation Administrative Services, Inc., a corporation organized and existing under the laws of the State of Arizona (the “Corporation”) hereby certifies as follows:

FIRST: The name of the Corporation is Foundation Administrative Services, Inc. The date of the filing of its original Articles of Incorporation with the Arizona Corporation Commission was December 11, 1985 (the “Original Articles of Incorporation”). The name under which the Corporation filed its Original Articles of Incorporation was Foundation Administrative Services, Inc.

SECOND: These Amended and Restated Articles of Incorporation amend, restate and integrate the provisions of the Original Articles of Incorporation of the Corporation, in accordance with the applicable provisions of Section 10-1008 of the General Corporation Law of the State of Arizona, as it may be amended from time to time.

THIRD: These Amended and Restated Articles of Incorporation were approved by the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”) pursuant to that certain Confirmation Order, dated December 22, 2000 (the “Confirmation Order”) which also approved the “First Amended Joint Liquidating Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code,” dated September 25, 2000 (the “Plan”) relating to In re Baptist Foundation of Arizona, an Arizona nonprofit corporation; Arizona Southern Baptist New Church Ventures, Inc., an Arizona nonprofit corporation; A.L.O., Inc., an Arizona corporation; E.V.I.G., Inc., an Arizona corporation, et al., as Debtors, jointly administered under case number 99-13275-ECF-GBN (the “Bankruptcy Case”).

FOURTH: The Bankruptcy Court had jurisdiction over the Bankruptcy Case pursuant to 28 U.S.C. §§ 157 and 1334.

FIFTH: The name of the Corporation shall remain Foundation Administrative Services, Inc.

SIXTH: The purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

SEVENTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) of One Dollar ($1.00) par value. Such shares may be issued in such classes or series as the Directors of the Corporation see fit. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series or class may differ from those of any and all other series or classes of shares at any time outstanding, and the Directors of the Corporation are hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series or class to the fullest extent permitted by law.

EIGHTH: The name and address of the statutory agent of the corporation is Andrew Service Corporation of Arizona, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004. The address of the initial known place of business of the corporation is 1313 East Osborn Road, Suite 250, Phoenix, Arizona 85014.

NINTH: The number of directors constituting the board of directors of the corporation shall be not less than one (1) nor more than nine (9). The name and address of the person who is to serve as a director until his successor is elected and qualified is:

NAME	ADDRESS
Clifton R. Jessup, Jr.	1313 East Osborn Road, Suite 250 Phoenix, Arizona 85014

TENTH: (a) The Corporation shall indemnify, to the extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect, of any claim, issue or matter as to which such person shall have been, adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to paragraphs (a) and (b) of this Article, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees actually and reasonably incurred by him in connection therewith).

(d) Any indemnification under paragraphs (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the members.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of this Article upon receipt of an undertaking by or on behalf for the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of members or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Notwithstanding any other provision of this Article Tenth to the contrary, the Corporation shall not indemnify, and shall have no obligation to indemnify, any person, reimburse any person for, or pay to or on behalf of any person, including any person who is a director, officer, employee or agent of the Corporation or any other entity, any amounts whatsoever or for any reason whatsoever, relating to any claim, action, suit or other liability (whether liquidated, contingent or otherwise) against such person arising on or prior to the date of the later to occur of (a) the date of these Amended and Restated Articles of Incorporation or (b) the consummation of the transactions contemplated by that certain Acquisition Agreement dated September 7, 2000, originally by and among Baptist Foundation of Arizona, Inc.; Foundation Administrative Services, Inc.; ALO, Inc.; ALO Pleasant Point, Inc.; Pleasant Point, LLC; and Shea Homes, Inc.

ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders; (c) a violation of section 10-833 of the Arizona Revised Statutes or any successor statute; or (d) an intentional violation of criminal law. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term or terms of office, and no amendment or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Dated: January 22, 2001	FOUNDATION ADMINISTRATIVE SERVICES, INC.

	By:	The Restructuring Committee of Baptist Foundation of Arizona, on behalf of Foundation Administrative Services, Inc.

By:
Mark A. Roberts
Member of Committee

STATE OF ARIZONA ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FOUNDATION ADMINISTRATIVE SERVICES, INC.

Foundation Administrative Services, Inc. has adopted the following Articles of Amendment to its Articles of Incorporation in accordance with section 10-1006 of the Arizona Revised Statutes.

FIRST: The name of the corporation is Foundation Administrative Services, Inc. (the “Corporation”).

SECOND: Paragraph FIFTH of the Amended and Restated Articles of Incorporation is amended to read as follows:

“FIFTH: The name of the corporation is Shea Homes Southwest, Inc.”

THIRD: Paragraph EIGHTH of the Amended and Restated Articles of Incorporation is amended is read as follows:

“EIGHTH: The name and address of the statutory agent of the corporation is Steven L. Lisker, Esq., c/o Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406. The address of the initial known place of business of the corporation is 8800 North Gainey Center Drive, Suite 350, Scottsdale, Arizona 85258.”

FOURTH: The foregoing amendment to the Articles of Incorporation of the Corporation was duly adopted by its shareholders and Board of Directors on January 22, 2001.

FIFTH: The number of shares of the Corporation outstanding at the time of such adopted was 100; and the number of shares entitled to vote thereon was 100.

SIXTH: The shares of the corporation’s common stock entitled to vote were voted in favor of or against the amendment, as follows:

For	Against
100	None

SEVENTH: The amendment does not provide for an exchange, reclassification or cancellation of the issued shares of the Corporation.

EIGHT: The amendment does not affect the stated capital of the Corporation.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment as of the 22 day of January, 2001.

FOUNDATION ADMINISTRATIVE SERVICES, INC.

By
James G. Shontere, Secretary

291567

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